                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sonesta International Hotels Corporation of our report dated March 5, 2002, included in the 2001 Annual Report to Shareholders of Sonesta International Hotels Corporation.

Our audit also included the financial statement schedule of Sonesta International Hotels Corporation listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                       /s/ Ernst & Young LLP
                                                          ----------------------
                                                           Ernst & Young LLP

Boston, Massachusetts
March 5, 2002

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